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                                 EXHIBIT 21



                               SUBSIDIARIES OF
                           POLYMEDICA CORPORATION

                                                  STATE OR OTHER JURISDICTION OF
                     NAME                         INCORPORATION OR ORGANIZATION
                     ----                         ------------------------------
           PolyMedica Pharmaceuticals

           (U.S.A.), Inc.                                      Massachusetts

           PolyMedica Healthcare, Inc.                         Delaware

           Liberty Medical Supply, Inc.                        Florida

           PolyMedica Securities, Inc.                         Massachusetts

           PolyMedica Holdings, Inc.                           Delaware

           PolyMedica Industries UK, Ltd.                      England and Wales



                                 SUBSIDIARIES OF
                    POLYMEDICA PHARMACEUTICALS (U.S.A.), INC.


           PolyMedica Pharmaceuticals

           (Puerto Rico), Inc.                                 Delaware

           PolyMedica Pharmaceuticals

           Securities, Inc.                                    Massachusetts

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